                                                                    Exhibit 99.1


                 C-MAC AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                AUDITORS' REPORT


To the directors of C-MAC Industries Inc.


We have audited the consolidated balance sheets of C-MAC Industries Inc. as at December 31, 2000 and 1999 and the consolidated statements of earnings and retained earnings and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000 in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Application of generally accepted accounting principles in the United States would have affected results of operation for each of the years presented and the financial position as at December 31, 2000 and 1999 to the extent summarized in note 16 to the consolidated financial statements.


/s/ KPMG LLP


Chartered Accountants
Montreal, Canada
January 31, 2001 (except for note 18
which is as of December 3, 2001)

                              C-MAC INDUSTRIES INC.

                           CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS OF CANADIAN DOLLARS)


                                                                                          December 31,
                                                                 September 30,       ------------------------
                                                                    2001             2000                 1999
-------------------------------------------------------------------------------------------------------------------
                                                                  (Unaudited)
Assets

Current assets:
     Cash and cash equivalents                                       $  318,934        $  203,242        $  160,773
     Short-term investments                                               4,314            10,287                --
     Trade receivables, net of an allowance for doubtful
       accounts of $10,295, $7,908 and $2,045, respectively             507,934           635,296           249,728
     Income taxes receivable                                             27,897             9,959             2,303
     Inventories (note 4)                                               439,950           571,549           190,853
     Future income taxes (note 12)                                       28,289            33,515            14,623
     Prepaid expenses                                                    31,501            14,838             6,582
-------------------------------------------------------------------------------------------------------------------
                                                                      1,358,819         1,478,686           624,862

Capital assets (note 5)                                                 421,390           395,477           188,030
Goodwill, net of accumulated amortization of $62,481, $25,954
   and $6,927, respectively                                           1,112,248         1,098,365           230,540
Other assets                                                             21,531            24,100            10,526
Future income taxes (note 12)                                            40,669            33,340             7,545
-------------------------------------------------------------------------------------------------------------------

                                                                     $2,954,657        $3,029,968        $1,061,503
===================================================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable                                                $  216,023        $  287,130        $  214,014
     Accrued payroll                                                     37,790            52,790            13,429
     Other accrued liabilities                                          104,212           122,956            45,971
     Income taxes payable                                                13,990            67,228            22,336
     Current portion of long-term debt                                    4,992             7,347             4,205
-------------------------------------------------------------------------------------------------------------------
                                                                        377,007           537,451           299,955

Long-term debt (note 6)                                                 330,210           298,667           209,156
Other liabilities                                                        11,628            17,657            13,194
Future income taxes (note 12)                                            20,917            21,049             9,652
Non-controlling interest                                                  2,933             2,666             2,295

Shareholders' equity:
     Share capital (note 7)                                           1,881,341         1,880,702           391,696
     Retained earnings                                                  275,602           267,637           134,879
     Cumulative translation adjustment                                   55,019             4,139               676
-------------------------------------------------------------------------------------------------------------------
                                                                      2,211,962         2,152,478           527,251
===================================================================================================================

Commitments and contingencies (note 8)
Canadian and United States accounting differences (note 16)
Subsequent events (note 18)

-------------------------------------------------------------------------------------------------------------------
                                                                     $2,954,657        $3,029,968        $1,061,503
===================================================================================================================


                             On behalf of the Board:

 /s/ Dennis Wood        ,  Director      /s/ Andre J. Boutin    , Director
------------------------                ------------------------
     Dennis Wood                             Andre J. Boutin

          See accompanying notes to consolidated financial statements.

                              C-MAC INDUSTRIES INC.

                     CONSOLIDATED STATEMENTS OF EARNINGS AND
              RETAINED EARNINGS (IN THOUSANDS OF CANADIAN DOLLARS,
                         EXCEPT EARNINGS PER SHARE DATA)


                                                     Thirty-nine week periods
                                                        ended September 30,                     Years ended December 31,
                                                   ---------------------------          --------------------------------------------
                                                         2001            2000           2000             1999              1998
------------------------------------------------------------------------------------------------------------------------------------
                                                               (Unaudited)
Revenue                                              $ 1,910,674      $ 1,696,561     $ 2,552,839      $ 1,169,097      $   642,983

Operating expenses:
     Cost of goods sold                                1,607,773        1,415,743       2,115,505          970,701          525,504
     Selling and administrative                          100,778           77,137         113,969           67,482           44,620
     Research and development                             53,405           23,295          41,463           17,196           12,852
     Amortization of capital and
       other assets                                       56,004           28,385          44,070           22,844           11,841
     Restructuring charges (note 10)                      24,835               --              --               --               --
------------------------------------------------------------------------------------------------------------------------------------

Earnings from operations                                  67,879          152,001         237,832           90,874           48,166

Financial expenses, net (note 11)                         12,133           11,507           9,187           13,589            6,099

Earnings before income taxes,
   non-controlling interest
   and goodwill amortization                              55,746          140,494         228,645           77,285           42,067

Income taxes (note 12):
     Current                                              21,019           48,442          80,362           28,523            6,733
     Future                                               (1,542)           3,927            (583)          (1,124)           8,574
------------------------------------------------------------------------------------------------------------------------------------
                                                          19,477           52,369          79,779           27,399           15,307

Non-controlling interest                                      49              421             386              854               --

Net earnings before goodwill
   amortization                                           36,220           87,704         148,480           49,032           26,760

Goodwill amortization, net of
   income taxes of $8,272, $1,625,
   $3,305, $1,015 and $350, respectively                  28,255            9,320          15,722            3,860            1,342
------------------------------------------------------------------------------------------------------------------------------------

Net earnings                                               7,965           78,384         132,758           45,172           25,418

Retained earnings, beginning of period                   267,637          134,879         134,879           89,707           64,958

Premium on redemption of common
   shares                                                     --               --              --               --             (669)

Retained earnings, end of period                     $   275,602      $   213,263     $   267,637      $   134,879      $    89,707
===================================================================================================================================-
Earnings before goodwill amortization per share:
     Basic                                           $      0.42      $      1.23     $      1.99      $      0.82      $      0.51
     Diluted                                         $      0.41      $      1.20     $      1.94      $      0.80      $      0.50
Earnings per share:
     Basic                                           $      0.09      $      1.10     $      1.78      $      0.76      $      0.49
     Diluted                                         $      0.09      $      1.07     $      1.73      $      0.74      $      0.47

Weighted average number of
   outstanding common shares
   (in thousands)
     Basic                                                86,292           71,236          74,558           59,830           52,082
     Diluted                                              87,715           73,291          76,524           61,424           53,519


          See accompanying notes to consolidated financial statements.

                              C-MAC INDUSTRIES INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT EARNINGS
                                 PER SHARE DATA)



                                                     Thirty-nine week periods
                                                        ended September 30,                     Years ended December 31,
                                                   ---------------------------          --------------------------------------------
                                                         2001            2000           2000             1999              1998
------------------------------------------------------------------------------------------------------------------------------------
                                                               (Unaudited)
Cash flows from operating activities:
     Net earnings                                   $     7,965     $    78,384     $   132,758     $    45,172     $    25,418
     Adjustments to reconcile net
       earnings to cash flows from
       operating activities:
         Capital asset amortization                      52,933          27,130          40,948          21,258          11,650
         Goodwill amortization                           36,527          10,945          19,027           4,875           1,692
         Other assets amortization                        3,071           1,255           3,122           1,586             191
         Deferred financing costs
           amortization (note 11)                           959             785           1,089           1,202             248
         Asset impairment                                 5,341              --
         Future income taxes                             (1,542)          3,927            (583)         (1,124)          8,574
         Non-controlling interest                            49             421             386             854              --
         Other                                            1,664              68              12             (44)           (696)
------------------------------------------------------------------------------------------------------------------------------------
     Cash flows from earnings                           106,967         122,915         196,759          73,779          47,077
     Net change in operating assets
       and liabilities, net of
       acquisitions (note 15)                            62,174        (294,619)       (380,997)        (60,631)        (10,004)
------------------------------------------------------------------------------------------------------------------------------------
     Cash flows from (used in)
       operating activities                             169,141        (171,704)       (184,238)         13,148          37,073

Cash flows from financing activities:
     (Decrease) increase in bank
       indebtedness                                          --        (130,358)        (19,439)        (50,027)         12,755
     Repayment of long-term debt                        (11,424)        (41,697)        (99,529)       (142,020)        (13,820)
     Increase in long-term debt                          26,850         168,583         167,639         196,667         124,359
     Redemption of common shares                             --              --              --              --            (781)
     Issuance of common shares                              694       1,270,678       1,270,934         183,849          77,395
     Share issue expenses                                   (55)        (57,550)        (58,802)         (8,106)         (3,114)
------------------------------------------------------------------------------------------------------------------------------------
     Cash flows from financing activities16,065       1,209,656       1,260,803         180,363         196,794

Cash flows from investing activities:
     Additions to capital assets                        (66,231)        (95,653)       (148,863)        (40,028)        (18,453)
     Business acquisitions, net of
       cash and cash equivalents (note 3)                (2,540)       (289,341)       (892,097)       (131,386)       (115,595)
     Increase in other assets                             3,426              --         (14,721)           (235)         (4,991)
     Other                                               (7,488)        (13,829)           (400)           (901)             45
------------------------------------------------------------------------------------------------------------------------------------
     Cash flows used in investing activities
                                                        (72,833)       (398,823)     (1,056,081)       (172,550)       (138,994)

Impact of changes in exchange
   rates on cash balances                                 3,319           8,336          21,985          (7,853)          5,940
------------------------------------------------------------------------------------------------------------------------------------

Net change in cash and cash
   equivalents                                          115,692         647,465          42,469          13,108         100,813

Cash and cash equivalents,
   beginning of period                                  203,242         269,262         160,773         147,665          46,852
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents,
   end of period                                    $   318,934     $   916,727     $   203,242     $   160,773     $   147,665
====================================================================================================================================
Supplemental cash flow information:
    Cash paid during the period:
         Interest                                   $     7,621     $    18,170     $    21,647     $    19,222     $     8,180
         Income taxes                                    47,757          60,589          66,764           6,901           4,637
     Cash received during the period:
         Interest                                         2,509          13,119          21,688           7,472           2,239



          See accompanying notes to consolidated financial statements.

                              C-MAC INDUSTRIES INC.

                         NOTES TO CONSOLIDATED FINANCIAL
                  STATEMENTS (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)



     C-MAC Industries Inc. ("C-MAC" or the "Company") is incorporated under the Canada Business Corporations Act. It provides a comprehensive portfolio of electronic manufacturing services (EMS) and solutions for original equipment manufacturers (OEMs) worldwide. C-MAC focuses on complex, high-margin products and services, ranging from components to full system assembly and test, as well as design supply chain management services. C-MAC primarily serves the rapidly growing global communications equipment market. In addition, C-MAC provides solutions for the automotive electronics, aerospace and instrumentation markets.

     The Company's accounting policies are in accordance with accounting principles generally accepted in Canada and, except as indicated in note 16, are in all material respects in accordance with accounting principles generally accepted in the United States.


1.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Principles of consolidation:

         The consolidated financial statements include the accounts of C-MAC Industries Inc. and all its subsidiaries. All significant intercompany balances and transactions have been eliminated.

     (b) Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the following: useful lives of assets for amortization, evaluation of possible impairment of certain assets, determination of assets acquired and liabilities assumed in a purchase combination, provision for income taxes and the determination of fair value of financial instruments. Financial results as determined by actual events could differ from those estimates.

     (c) Cash and cash equivalents and short-term investments:

         Cash equivalents are highly liquid investments purchased with an original maturity of less than three months. Short-term investments are investment grade short-term debt instruments with original maturities greater than three months. Short-term investments are valued at the lower of cost and market value. The carrying value of these investments approximates their fair value due to their short maturity.

                              C-MAC INDUSTRIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (CONTINUED) (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (d) Inventory valuation:

         Finished goods and goods in process are valued at the lower of cost, which includes materials, labor and applicable manufacturing overhead, or net realizable value, and raw material is valued at the lower of cost or replacement cost. Cost is determined using the first in, first out method.

     (e) Capital assets:

         Capital assets are stated at cost. Cost represents the cost of acquisition or construction, including preparation and testing charges and financing costs incurred with respect to the capital assets until the beginning of commercial production.

         Amortization is provided using the straight-line method over the estimated useful lives of the assets as follows:

         Buildings                                                                               20 to 40 years
         Leasehold improvements                                                                  Term of lease
         Machinery and equipment, furniture and fixtures                                         3 to 10 years

     (f) Goodwill:

         Goodwill represents the excess of the purchase price over the fair value of net identifiable assets of the businesses acquired at the time of their acquisition and is amortized on a straight-line basis over the estimated useful life of fifteen to twenty-five years. The Company monitors its goodwill balances to determine whether any impairment of these assets has occurred. Where circumstances or events indicate a possible inability to recover the outstanding amount of goodwill related to a business acquisition, the Company evaluates and adjusts as necessary, on an undiscounted basis, the cash flows of underlying businesses, which gave rise to the goodwill. No such events or circumstances have occurred during the year.

     (g) Foreign currency translation:

         Financial statements of self-sustaining foreign operations are translated using the current rate method. Adjustments arising from this translation are deferred and recorded under a separate heading of shareholders' equity and are included in income only when a reduction in the investment in these foreign operations is realized.

                              C-MAC INDUSTRIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (CONTINUED) (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (g) Foreign currency translation (continued):

         Foreign currency transactions are translated using the temporal method. Translation gains and losses are included in income, except for unrealized gains and losses arising from the translation of long-term monetary liabilities which are deferred and amortized over the remaining life of the related item.

     (h) Revenue recognition:

         The Company recognizes revenue from manufacturing services at the time of product shipment. Where appropriate, provisions are made at that time for estimated warranty and return costs.

     (i) Research and development:

         Research and experimental development expenditures are charged to earnings, net of related research and development tax credits, in the year in which they are incurred.

     (j) Defined Contribution Pension Plan:

         The Company has defined contribution pension plans for certain of its employees. The Company's contributions, which are principally based on a percentage of employee's annual base compensation, are charged against earnings as incurred.

     (k) Income taxes:

         The Company uses the asset and liability method of accounting for income taxes. Future tax assets and liabilities are recognized for future consequences attributable to differences between the financial statement carrying values of certain assets and liabilities and their respective tax bases. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

     (l) Share option:

         The Company has a share option plan, which is described in note 7. No compensation expense is recognized for this plan when stock or stock options are issued to employees. Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital.

                              C-MAC INDUSTRIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (CONTINUED) (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (m) Financial instruments:

         Financial instruments are accounted for at their historical cost.

         The following accounting policies are used for derivative financial instruments:

           (i)  Fixed interest rate agreements:

                Interest differentials created by the utilization of fixed interest rate agreements are amortized over the duration of the agreements.

           (ii) Foreign exchange forward contracts and currency swap agreements:

                The Company uses foreign exchange forward contracts and currency swap agreements as a hedge against foreign cash flows, for raw materials and equipment purchases and for revenues from sales transactions in foreign currencies. These transactions are accounted for at the exchange rates of the related contracts.


2.   NEW ACCOUNTING PRONOUNCEMENT:

     (a) Income taxes:

         Effective January 1, 2000, the CICA changed the accounting standards relating to accounting for income taxes.

         The CICA's new standard, under Section 3465, on accounting for income taxes adopts the liability method of accounting for future income taxes. Under the liability method future income tax assets and liabilities are determined based on "temporary differences" (differences between the accounting basis and the tax basis of the assets and liabilities), and are measured using the currently enacted, or substantively enacted, tax rates and laws expected to apply when these differences reverse. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.

         Prior to adoption of this new accounting standard, income tax expense was determined using the deferral method. Under this method, deferred income tax expense was determined based on "timing differences" (differences between the accounting and tax treatment of items of expense or income), and were measured using the tax rates in effect in the year the differences originated. Certain deferred tax assets, such as the benefit of tax losses carried forward, were not recognized unless there was virtual certainty that they would be realized.

                              C-MAC INDUSTRIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (CONTINUED) (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)




2.   NEW ACCOUNTING PRONOUNCEMENT (CONTINUED):

     (a) Income taxes (continued):

         The Company has adopted the new income tax accounting standard and has applied the provisions of the standard retroactively to January 1, 1993. The cumulative effects on consolidated balance sheets of this change of accounting for income taxes as of December 31, 1999 are as follows:

                                                                                                 December 31,  1999
                                                                                                 ------------------
         Reduction of capital assets                                                             $       2,812
         Increase to goodwill                                                                            2,416
         Increase to share capital                                                                       3,422
         Increase to future income tax asset, formerly
           the deferred income tax assets                                                                3,824



         The consolidated financial statements for each of the years ended from December 31, 1993 to December 31, 1999 have been restated to comply with the provisions of Section 3465. The impact of applying Section 3465, on net earnings and earnings per share for each of the years ended mentioned above has been minimal.

     (b) Earnings per share:

         During the first quarter of 2001, the Company adopted the new accounting standard issued by the CICA on earnings per share. The new section harmonizes Canadian standards with United States standards for the calculation of diluted earnings per share. All earnings per share numbers have been retroactively restated and the changes are not significant.

     (c) Business combinations and goodwill and other intangibles assets:

         In August 2001, the CICA issued Section 1581, Business Combinations, and Section 3062, Goodwill and Other Intangible Assets. The Company has adopted the recommendations of these new CICA Handbook sections which apply to business combinations initiated after June 30, 2001 and to business combinations consummated after June 30, 2001 that are accounted for in accordance with the purchase method. In accordance with Section 3062, goodwill and intangible assets with indefinite useful live are not amortized and other identified intangible assets are amortized.

                              C-MAC INDUSTRIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (CONTINUED) (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)



2.   NEW ACCOUNTING PRONOUNCEMENT (CONTINUED):

    (c) Business combinations and goodwill and other intangibles assets (continued):

         For purchase business combinations consummated on or before June 30, 2001, the accounting under Section 1580, Business Combinations, and under Section 3060, Capital Assets, has been applied. Under those Sections, goodwill and separately identifiable intangibles with an indefinite useful live are recorded and amortized until the Company adopts Section 3062, which must be applied by the Company for the year beginning on January 1, 2002.


3.   BUSINESS ACQUISITIONS:

     2000 acquisitions:

     (a) Les Placages Techno-Spec Inc. (Canada):

         In January 2000, the Company acquired all assets of Les Placages Techno-Spec Inc. for a total consideration of $24,000,000, including the issuance of 140,848 common shares for $8,000,000. Les Placages Techno-Spec Inc. located in Montreal, Quebec specializes in electro-plating operations and technologies.

     (b) A-Plus Manufacturing Corp. (USA):

         In March 2000, the Company acquired 100% of A-Plus Manufacturing Corp. for a cash consideration of $166,015,000. A-Plus Manufacturing Corp., a California-based company, provides the Company with mid-volume printed circuit board assembly ("PCBA") operations and a diversified portfolio of PCBA customers, primarily in the telecommunications and networking industries.

     (c) G.H.Z. Technologies Inc. and T.Q.F. Technologie Inc. (Canada):

         In July 2000, the Company acquired 100% of G.H.Z. Technologies Inc., a St-Laurent, Quebec based designer and manufacturer of microwave filters, for an aggregate consideration of $44,566,000, of which $30,566,000 was paid in cash and the balance through the issuance of 165,308 common shares of the Company.

         In July 2000, the Company also acquired 100% of T.Q.F. Technologie Inc., a St-Laurent, Quebec based plating company, for an aggregate consideration of $5,500,000 paid in cash.

                              C-MAC INDUSTRIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (CONTINUED) (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


3.   BUSINESS ACQUISITIONS (CONTINUED):

     2000 acquisitions (continued):

     (d) Invotronics Mfg. (Canada):

         In September 2000, the Company acquired Invotronics Mfg., a unit of Magna International Inc., which designs, engineers and manufactures electronic body controller, electro-mechanical systems and intelligent switches for the automative industry, for an aggregate cash consideration of $93,513,000.

     (e) DY 4 Systems Inc. (Canada):

         In November 2000, the Company acquired 100% of DY 4 Systems Inc., an Ottawa-based high technology company, which specializes in the design and manufacture of high-end VME open architecture computer systems, for a total consideration of $228,479,000 paid by the issuance of 3,023,320 common shares.

     (f) Kavlico Corporation (USA):

         In November 2000, the Company acquired 100% of Kavlico Corporation for a cash consideration of $535,291,000. Kavlico Corporation, a California-based company, is the world's largest independent supplier of precision sensors. Kavlico Corporation designs, manufactures and markets a comprehensive line of high performance sensors, including pressure, force, position and multifunctional sensors which are integral to the performance of advanced electronics systems in the automative, industrial and aerospace industries.

    (g) Honeywell Electronics Manufacturing Services, Inc. (USA) and Honeywell EMS de Mexico, SA (Mexico):

         In December 2000, the Company acquired 100% of Honeywell Electronics Manufacturing Services, Inc., which operates a plan in Melbourne, Florida, and Honeywell EMS de Mexico, SA de C.V., which operates a plant in Juarez, Mexico, for an aggregate cash consideration of $63,008,000. The range of product offered include RF, cellular, wireless and optical products.

     1999 acquisitions:

     (a) R&M Metaltek Inc. (Canada):

         In January 1999, the Company acquired 100% of R&M Metaltek Inc. for a total consideration of $10,978,000, including the issuance of 160,000 common shares for $2,024,000 and excluding the assumption of debts. R&M Metaltek Inc. is a leading North American manufacturer of metal enclosures.

                              C-MAC INDUSTRIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (CONTINUED) (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


3.   BUSINESS ACQUISITIONS (CONTINUED):

     1999 acquisitions (continued):

     (b) Scrantom Engineering Inc. (USA):

         In March 1999, the Company acquired 100% of Scrantom Engineering Inc. for a total consideration of $2,400,000 before a contingent consideration of a maximum of $4,690,000 based on future earnings until 2002. Any additional consideration will be recorded as an increase to goodwill. Scrantom Engineering Inc. is a provider of low temperature co-fired ceramic manufacturing, or LTCC processes.

     (c) C-MAC GmbH Villingen (Germany):

         In April 1999, the Company acquired a division of Deutsche Thomson-Brandt located in Villingen Germany for a total consideration of $7,507,000. C-MAC GmbH Villingen is a provider of low temperature co-fired ceramic manufacturing, or LTCC processes.

     (d) C-MAC Kanata Inc. (Canada):

         In July 1999, the Company acquired, for a consideration of $11,174,000, a manufacturing facility and related inventory of SR Telecom Inc., located in Kanata, Ontario. Concurrently, the Company entered into a five-year supply agreement under which SR Telecom Inc. subcontracted the manufacture of a number of its products to the Company.

     (e) LG Technologies Group Inc. (Canada):

         In September 1999, the Company acquired 100% of LG Technologies Group Inc., a Montreal-based electro-mechanical systems assembly and printed circuit board assembly company, for a total consideration of $43,325,000 paid by the issuance of 2,334,928 common shares.

     (f) C-MAC Networks (Canada & Ireland):

         In September 1999, the Company acquired certain assets of a division of Nortel Networks Corporation ("Nortel") in Monkstown associated with the electro-mechanical assembly design and manufacturing operations of Nortel's carrier business for a total consideration of $74,843,000. Concurrently, the Company entered into a three-year outsourcing arrangement with Nortel covering all of its electro-mechanical assembly of its optical network equipment.

                              C-MAC INDUSTRIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (CONTINUED) (TABULAR AMOUNTS ARE EXPRESSED IN
                         THOUSANDS OF CANADIAN DOLLARS.)

                     YEARS ENDED DECEMBER 31, 2000, 1999 AND
           1998 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE
                         THIRTY-NINE WEEK PERIODS ENDED
             SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


3.   BUSINESS ACQUISITIONS (CONTINUED):

     1999 acquisitions (continued):

     (g) Blue Star Engineering Ltd. (United Kingdom):

         In October 1999, the Company acquired a 100% interest in Blue Star Engineering Ltd. for a total consideration of $36,774,000 including the issuance of 604,440 common shares for $11,590,000. Blue Star Engineering Ltd. is a leading European manufacturer of metal enclosures and accessories.

     1998 acquisitions:

    (a) Compagnie d'Electronique et de Piezo-Electricite (CEPE) and SAS-Argenteuil S.A. (France):

         In January 1998, the Company acquired a 100% interest in Compagnie d'Electronique et de Piezo-Electricite (CEPE) and in SAS-Argenteuil S.A. for a total consideration of $3,127,000, excluding the assumption of debts. Compagnie d'Electronique et de Piezo-Electricite (CEPE) is a designer and a manufacturer of high technology frequency products.

     (b) IQD Limited (United Kingdom):

         In February 1998, the Company acquired a 100% interest in IQD Limited for a total consideration of $9,278,000. IQD Limited is a reseller and a manufacturer of frequency products.

     (c) C-MAC Networks Systems (USA):

         In July 1998, the Company acquired the Nortel Creedmoor Facility for a total consideration of $81,759,000. The Creedmoor Facility designs and manufactures various parts in addition to assembling and testing frames and cabinets.

     (d) Carolina Circuits (USA):

         In December 1998, the Company completed the acquisition of the facility of Carolina Circuits for a total consideration of $26,595,000. Carolina Circuits designs and manufactures high density, high layer-count circuit boards.

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


3.   BUSINESS ACQUISITIONS (CONTINUED):

     These acquisitions were accounted for using the purchase method. Aggregate details of acquisitions are as follows:

=======================================================================================
                                                    Years ended December 31,
                                         ----------------------------------------------
                                            2000              1999              1998
---------------------------------------------------------------------------------------
Assets acquired:
    Current assets (i)                   $  336,140        $   96,408        $   45,215
    Capital assets                          103,330            42,910            44,181
    Goodwill                                899,211           174,928            59,101
    Other assets                              3,089               456               304
    Future income taxes                       3,135             8,254             9,003
---------------------------------------------------------------------------------------
                                          1,344,905           322,956           157,804

Liabilities assumed:
    Bank indebtedness                        16,980            19,473               893
    Other current liabilities               132,646            77,942            34,439
    Long-term debt                           21,426            31,804               629
    Other liabilities                        10,102             6,736             1,084
    Future income taxes                       3,379              --                --
---------------------------------------------------------------------------------------
                                            184,533           135,955            37,045

---------------------------------------------------------------------------------------
Net assets acquired at fair value        $1,160,372        $  187,001        $  120,759
=======================================================================================

Consideration:
    Cash                                 $  910,113        $  130,062        $  115,595
    Common shares                           250,259            56,939              --
    Notes payable (ii)                         --                --               5,164

---------------------------------------------------------------------------------------
                                         $1,160,372        $  187,001        $  120,759
=======================================================================================

(i) Current assets include cash and cash equivalents of $19,376,000 for the year ended December 31, 2000.

(ii) Of this amount, $1,360,000 and $1,324,000 has been paid throughout 2000 and 1999, respectively.

While the Company has not yet finalized some of the 2000 purchase price allocations, the excess of the cost over the market value of the net assets acquired is estimated to $899 million.

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


4.   INVENTORIES:

================================================================
                                               December 31,
                   September 30,        ------------------------
                          2001            2000            1999
----------------------------------------------------------------
Raw materials           $249,375        $398,003        $117,863
Goods in process         101,611         108,114          52,669
Finished goods            88,964          65,432          20,321

----------------------------------------------------------------
                        $439,950        $571,549        $190,853
================================================================

5.   CAPITAL ASSETS:

=======================================================================
                                          September 30, 2001
                               ----------------------------------------
                                            Accumulated        Net book
                                   Cost    amortization           value
-----------------------------------------------------------------------
Land                           $ 18,917        $     --        $ 18,917
Buildings                        83,838          12,295          71,543
Leasehold improvements           22,898           7,576          15,322
Machinery and equipment         344,000         110,696         233,304
Furniture and fixtures           79,896          18,508          61,388
Projects in progress             20,916            --            20,916

-----------------------------------------------------------------------
                               $570,465        $149,075        $421,390
=======================================================================

=======================================================================
                                           December 31, 2000
                               ----------------------------------------
                                            Accumulated        Net book
                                   Cost    amortization           value
-----------------------------------------------------------------------
Land                           $ 17,331        $     --        $ 17,331
Buildings                        67,663          10,365          57,298
Leasehold improvements           19,553           2,481          17,072
Machinery and equipment         295,562          76,570         218,992
Furniture and fixtures           53,340          16,771          36,569
Projects in progress             48,215            --            48,215

-----------------------------------------------------------------------
                               $501,664        $106,187        $395,477
=======================================================================

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


5.   CAPITAL ASSETS (CONTINUED):

=======================================================================
                                           December 31, 1999
                               ----------------------------------------
                                            Accumulated        Net book
                                   Cost    amortization           value
-----------------------------------------------------------------------
Land                           $ 13,472        $     --        $ 13,472
Buildings                        48,426           7,164          41,262
Leasehold improvements           10,417           1,708           8,709
Machinery and equipment         146,685          41,280         105,405
Furniture and fixtures           22,028          11,872          10,156
Projects in progress              9,026            --             9,026

-----------------------------------------------------------------------
                               $250,054        $ 62,024        $188,030
=======================================================================

6.   LONG-TERM DEBT:

=================================================================================================================================
                                         Interest rate      Interest rate
                                                 as at              as at                                      December, 31
                                         September 30,       December 31,                 September 30,   ----------------------
                                                  2001               2000    Maturity              2001         2000         1999
---------------------------------------------------------------------------------------------------------------------------------
Revolving bank credit (a)                        4.67%              7.07%        2004        $  147,941   $  115,065   $   45,246
Debentures (b)                         6.58% and 7.95%    6.65% and 7.95%        2008           173,635      164,945      158,763
Other debts                                    Various            Various     Various            13,626       26,004        9,352
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                335,202      306,014      213,361

Current portion of long-term debt                                                                 4,992        7,347        4,205

---------------------------------------------------------------------------------------------------------------------------------
                                                                                             $  330,210   $  298,667   $  209,156
=================================================================================================================================

     Installments on long-term debt for the next five years are as follows:

====================================================================
                                  September 30,         December 31,
                                           2001                 2000
--------------------------------------------------------------------
2001                              $       4,992        $       7,347
2002                                      2,586                4,416
2003                                      1,929                3,522
2004                                        706                3,033
2005                                        423                1,428
2006                                        222                   --
====================================================================

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


6.   LONG-TERM DEBT (CONTINUED):

     (a) The Company has at its disposal revolving bank credit facilities totalling US$355 million. The credit agreements contain restrictions, including the obligation to maintain certain financial ratios.

          The revolving bank credit facilities bear interest at variable rates based on Libor and/or Bankers Acceptance rates for periods varying generally from one to three months.

     (b) Debentures of US$110 million, maturing December 31, 2008, redeemable at the option of the issuer on a yearly basis, starting December 31, 2003.

7.   SHARE CAPITAL:

     Authorized:

          Unlimited number of shares without par value:

               Common shares, voting and participating

               Preferred Class "A" shares, non-voting, non-participating, redeemable at the Company's option at paid-up capital amount or at market value of the consideration received at issuance.

               Preferred Class "B" shares, 12% non-cumulative dividend, non-voting, non-participating, redeemable at the Company's option at paid-up capital amount or at market value of the consideration received at issuance.

               Preferred Class "C" shares, issuable in series, non-voting, ranking prior to the common shares but subordinated to the preferred Class "B" shares with respect to dividends and to the preferred Class "A" and "B" shares with respect to return of capital on dissolution or liquidation of the Company. The Board of Directors is authorized to establish, before issuance, the designation, rights, privileges, conditions and restrictions of each series of shares.

======================================================================================================
                                                                                  December 31,
                                                     September 30,        ----------------------------
                                                              2001              2000              1999
------------------------------------------------------------------------------------------------------
Issued and fully paid:
    86,317,676 common shares (2000 - 86,249,229;
      1999 - 67,583,930)                                $1,881,341        $1,880,702        $  391,696
======================================================================================================

     Some of the Company's loan agreements contain restrictions on the payment of dividends in certain circumstances.

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


7.   SHARE CAPITAL (CONTINUED):

     All the common share, earnings per share and option information has been restated to give effect to the two-for-one stock split that occurred January 14, 2000.

     During the thirty-nine week period ended September 30, 2001, the Company issued 68,447 common shares through the exercise of stock options for proceeds of $693,609.

     During the year ended December 31, 2000, the Company issued 3,329,476 common shares as consideration for the business acquisition detailed in note 3. In June and August 2000, the Company issued 3,000,000 and 11,500,000 common shares, respectively, through public offerings. Throughout the year, the Company also issued 835,823 common shares through the exercise of stock options. The proceeds amounted to $1,238,747,000, net of share issue costs of $32,187,000 (net of income taxes of $26,615,000).

     During the year ended December 31, 1999, the Company issued 3,099,368 common shares as consideration for the business acquisitions detailed in note 3. As well, the Company issued 6,000,000 common shares following a public offering and 259,186 common shares through the exercise of stock options, for proceeds of $178,099,000, net of share issue costs of $5,750,000 (net of income taxes of $2,356,000).

     The Company established a common share option plan for certain employees, officers and directors of the Company and its subsidiaries. Under the plan, options to purchase a maximum of 8,625,000 of the Company's shares (6,780,000 in 2000 and 5,000,000 in 1999) may be granted at the Board of Directors' discretion. These options must be exercised within a maximum period of ten years.

=========================================================================================================
                                                                 Number of options outstanding
                                                   ------------------------------------------------------
                                                                                   December 31,
                         Subscription price        September 30,           ------------------------------
Year of grant                  (in dollars)                2001                 2000                 1999
---------------------------------------------------------------------------------------------------------
1995                                 $1.750                  --                   --              414,620
1996                       $2.625 to $3.025             436,886              446,086              683,090
1997                                 $5.575             323,700              347,200              429,338
1998                      $9.000 to $12.500             329,202              376,640              416,468
1999                     $12.300 to $29.850             623,873              703,638              792,500
2000                     $37.750 to $57.000             337,300              360,100                   --
2000                    $70.750 to $109.750             346,650              410,060                   --
2001                     $29.950 to $78.100             551,600                   --                   --

---------------------------------------------------------------------------------------------------------
                                                      2,949,211            2,643,724            2,736,016
=========================================================================================================

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


7.   SHARE CAPITAL (CONTINUED):

     The number of outstanding stock options varied as follows:

=============================================================================================
                                                                         December 31,
                                Thirty-nine week period          ----------------------------
                               ended September 30, 2001               2000               1999
---------------------------------------------------------------------------------------------
Balance at beginning of year                  2,643,724          2,736,016          2,251,708
Granted                                         575,200            786,960            811,500
Exercised                                       (68,447)          (835,823)          (259,186)
Cancelled                                      (201,266)           (43,429)           (68,006)

---------------------------------------------------------------------------------------------
Balance at end of year                        2,949,211          2,643,724          2,736,016
=============================================================================================

     The following table summarizes information about stock options outstanding at September 30, 2001:

=============================================================================================================
                                       Options outstanding                          Options exercisable
                            ------------------------------------------       --------------------------------
                                                 Weighted
                                                  average     Weighted                               Weighted
                                                remaining      average                                average
     Range of                    Number       contractual     exercise            Number             exercise
     exercise prices        outstanding   life (in years)        price       exercisable                price
-------------------------------------------------------------------------------------------------------------
     $2.625 to $3.025           436,886             4.204    $   2.755           436,886          $     2.755
     $5.575                     323,700             5.300        5.575           323,700                5.575
     $9.000 to $12.500          329,202             6.252       11.602           329,202               11.602
     $12.300 to $29.850         623,873             7.412       15.337           363,122               14.808
     $37.750 to $57.000         337,300             8.297       56.830            67,460               56.820
     $70.750 to $109.750        346,650             8.750       83.100            69,330               83.090
     $29.950 to $78.100         551,600             9.690       43.020                --                   --

-------------------------------------------------------------------------------------------------------------
                              2,949,211                                        1,452,910
=============================================================================================================

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


7.   SHARE CAPITAL (CONTINUED):

     The following table summarizes information about stock options outstanding at December 31, 2000:

===========================================================================================================
                                  Options outstanding                            Options exercisable
                      ---------------------------------------------        --------------------------------
                                              Weighted
                                               average     Weighted                                Weighted
                                             remaining      average                                 average
Range of                   Number          contractual     exercise             Number             exercise
exercise prices       outstanding      life (in years)        price        exercisable                price
-----------------------------------------------------------------------------------------------------------
$2.625 to $3.025          446,086                5.206      $ 2.760            446,086          $     2.760
$5.575                    347,200                6.300        5.575            347,200                5.575
$9.000 to $12.500         376,640                7.290       11.477            250,842               11.477
$12.300 to $29.850        703,638                8.405       15.282            204,172               14.733
$37.750 to $57.000        360,100                9.298       56.840                 --                   --
$70.750 to $109.750       410,060                9.753       83.097                 --                   --

-----------------------------------------------------------------------------------------------------------
                        2,643,724                                            1,248,300
===========================================================================================================

8.   COMMITMENTS AND CONTINGENCIES:

     (a)  Leases:

          As at September 30, 2001 and December 31, 2000, the Company had commitments for a total amount of $99,288,000 and $69,732,000 respectively under operating leases for buildings, machinery and equipment. Minimum lease payments for the next five years and thereafter are as follows:

====================================================================
                                  September 30,         December 31,
                                           2001                 2000
--------------------------------------------------------------------
2001                              $      13,377        $      12,961
2002                                     16,319               11,335
2003                                     17,621                8,849
2004                                     13,249                7,572
2005                                     12,976                7,502
Thereafter                               28,746               21,153
====================================================================

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


8.   COMMITMENTS AND CONTINGENCIES (CONTINUED):

     (b)  Environment:

          The Company is subject to various laws, regulations and government policies relating to health and safety, to the generation, storage, transportation, disposal and environment emissions of various substances, and to environment protection in general. The Company believes it is in continuing compliance with such laws, regulations and government policies, in all material respects. Furthermore, the Company does not anticipate that the continuing compliance with such environmental statutes will have a material adverse effect upon the Company's competitiveness or consolidated financial position.

9.   FINANCIAL INSTRUMENTS:

     (a)  Credit risk:

          The Company does not have a significant exposure to any individual customer or counterpart, except as mentioned in note 13. The Company, in the normal course of business, reviews each new customer's credit history and financial statements before extending credit and performs regular reviews of its existing credit performance. The Company may require letters of credit or obtain credit insurance coverage.

     (b)  Foreign exchange and interest rate risks:

          The Company generates significant cash flows in foreign currency and is therefore exposed to risks relating to foreign exchange fluctuations. It is also subject to risks relating to interest rate fluctuations. In order to reduce these risks, the Company may use derivative financial instruments, which are not held or issued for speculative purposes.

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


9.   FINANCIAL INSTRUMENTS (CONTINUED):

     (b)  Foreign exchange and interest rate risks (continued):


          Foreign exchange fluctuations:

          This risk pertaining to excess foreign currency cash flows is partly covered with forward exchange contracts and a currency swap agreement. The amounts of outstanding contracts at September 30, 2001 and December 31, 2000, presented by currency, are the following. These amounts represent the global monetary value on which each contract is based and not the financial risk nor the claim related to certain assets of the Company and, therefore, are not included in the financial statements.

=========================================================================================
Currency                       Notional amount in       Average
(sold/bought)                    foreign currency          rate                  Maturity
-----------------------------------------------------------------------------------------
Forward exchange contracts:
     September 30, 2001
         USD/CAD                    147.5 million        1.5623         December 20, 2002
         GBP/USD                      3.1 million        1.3928         December 19, 2001
     December 31, 2000
         USD/CAD                     93.5 million        1.5172            March 28, 2002
         GBP/CAD                      0.4 million        2.3670        September 28, 2001
=========================================================================================

          Currency swap agreement:

          On December 12, 2000, the Company entered into a currency swap agreement with a financial institution whereby it sold US$ 26,181,437 at a rate of 1.5278 for CA$40,000,000 and agreed to repurchase US$ 26,203,734 at a rate of 1.5265 against CA$40,000,000 on January 16,
          2001.

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


9.   FINANCIAL INSTRUMENTS (CONTINUED):

     (c)  Fair value of financial instruments:

          The carrying value of cash equivalents, short-term investments, trade receivables, accounts payable, accrued payroll and other accrued liabilities approximates their fair value because of the near maturity of these instruments. The carrying value of long-term debt bearing interest at variable rates approximates its fair value because effective rates represent the rates that should be used to calculate their fair value. Financial instruments having a fair value different from their carrying value are the following:

=======================================================================================================================
                               September 30,                                       December 31,
                                   2001                                2000                             1999
                        --------------------------         ------------------------------------------------------------
                         Carrying             Fair          Carrying             Fair         Carrying             Fair
                            value            value             value            value            value            value
-----------------------------------------------------------------------------------------------------------------------
Foreign exchange
  contracts and
  currency swap
  agreement             $      --        $  (3,470)        $      --        $   1,186        $      --        $     929
Debentures                173,635          154,131           164,945          158,819           53,660           45,289
=======================================================================================================================

          Fair value is based essentially on discounted cash flows. Market quotes as at period-end of similar instruments having the same maturity were used.

                              C-MAC INDUSTRIES INC.

       (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)

10.  RESTRUCTURING CHARGES:

     In response to prevailing market conditions, the Company has developed a restructuring plan to adapt its operations to the current business environment, which focuses on workforce reduction and facility consolidations. Consequently, pre-tax restructuring charges of $24,835,000 have been recorded in the third quarter 2001.

============================================================================================
                                                                            Amounts included
                                                                      in accrued liabilities
                                                   Restructuring            at September 30,
                                                         charges                        2001
--------------------------------------------------------------------------------------------
Employee termination cost                          $      15,582               $      10,661
Lease and other contractual obligations                    2,488                       2,488
Asset impairment                                           5,341                        --
Other facility exist costs                                 1,424                         427

--------------------------------------------------------------------------------------------
Total                                              $      24,835               $      13,576
============================================================================================

11.  FINANCIAL EXPENSES, NET:

=========================================================================================================
                             Thirty-nine week periods
                                ended September 30,                    Years ended December 31,
                            ---------------------------    ----------------------------------------------
                                   2001            2000           2000             1999              1998
---------------------------------------------------------------------------------------------------------
Interest on long-term debt  $    23,335     $    20,552    $    25,005     $     11,242       $     6,439
Deferred financing costs
  amortization                      943             769          1,089            1,202               248
Interest on bank indebtedness
  and others                     (2,921)         13,374          5,762            6,650             1,932
---------------------------------------------------------------------------------------------------------
                                 21,357          34,695         31,856           19,094             8,619

Interest income                   9,224          23,188         22,669            5,505             2,520

---------------------------------------------------------------------------------------------------------
                            $    12,133     $    11,507    $     9,187     $     13,589       $     6,099
=========================================================================================================

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


12.  INCOME TAXES:

     Income tax expense differs from the amounts computed by applying the combined federal and provincial tax rate of 38 percent to pretax income as a result of the following:

     =====================================================================================================================
                                           Thirty-nine week periods
                                              ended September 30,                       Years ended December 31,
                                          --------------------------          --------------------------------------------
                                            2001              2000              2000              1999              1998
     ---------------------------------------------------------------------------------------------------------------------
     Basic income tax rate                  38.0%             38.0%             38.0%             38.0%             38.0%
     Increase (decrease) of the
       income tax rate arising
       from the following items:
         Manufacturing and
           processing profits

           deduction                        (2.7)             (3.3)             (2.9)             (2.8)             (2.8)
         Foreign income taxed
           at different rate                 2.7               0.8               1.3               0.5               0.6
         Others                             (3.0)              1.8              (1.5)             (0.2)              0.6

     ---------------------------------------------------------------------------------------------------------------------
     Effective income tax rate              34.9%             37.3%             34.9%             35.5%             36.4%
     =====================================================================================================================

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


12.  INCOME TAXES (CONTINUED):

     The tax effects of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at September 30, 2001, December 31, 2000 and 1999 are presented below:

     =========================================================================================================
                                                        September 30,                    December 31,
                                                                            ----------------------------------
                                                                 2001                2000                 1999
     ---------------------------------------------------------------------------------------------------------
     Future tax assets:
         Trade receivables                            $         5,222       $       4,910        $       4,312
         Inventories                                            5,674               5,361                4,955
         Capital assets                                           193                 502                2,079
         Accrued and other liabilities                         14,959              25,757               10,888
         Share capital                                         25,310              30,036                3,423
         Non-capital losses and other tax
           deductions carryforwards                            39,880              20,844               16,156
         -----------------------------------------------------------------------------------------------------
         Total gross future tax assets                         91,238              87,410               41,813

         Less valuation allowance                             (22,280)            (20,555)             (19,645)

     ---------------------------------------------------------------------------------------------------------
     Future tax assets, including a current
       portion of $28,289, $33,515 and $14,623,
       respectively                                            68,958              66,855               22,168

     Future tax liabilities:
         Capital assets                                        17,975              17,960                8,628
         Other assets                                           2,647               2,989                  945
         Other                                                    295                 100                   79
         -----------------------------------------------------------------------------------------------------
         Total future tax liabilities                          20,917              21,049                9,652

     ---------------------------------------------------------------------------------------------------------
     Net future tax assets                            $       48,041        $      45,806        $      12,516
     =========================================================================================================


     During the thirty-nine week period ended September 30, 2001, the valuation allowance was increased by $1,725,000 due to unrecognized tax benefits resulting from operating losses during the period.

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


12.  INCOME TAXES (CONTINUED):

     During the year ended December 31, 2000, the valuation allowance was increased by $910,000 due to unrecognized tax benefits of $2,200,000 resulting from operating losses during the year, offset by a reduction of $1,290,000 due to subsequently recognized future tax assets in purchase price allocation of prior year's business acquisitions.

     During the year ended December 31, 1999, the valuation allowance was increased by $3,676,000 due to unrecognized future tax assets amounting to $2,081,000 in purchase price equations resulting from business acquisitions and to unrecognized tax benefits of $1,595,000 resulting from operating losses during the year.

     Subsequently recognized tax benefits relating to the valuation allowance for future tax assets as of September 30, 2001, December 31, 2000 and 1999 will be allocated as follows in future years:

     =========================================================================================================
                                                        September 30,                    December 31,
                                                                            ----------------------------------
                                                                 2001                2000                 1999
     ---------------------------------------------------------------------------------------------------------
     Income tax benefit that would be reported
       in the consolidated statement of earnings      $         5,699       $       3,974        $       1,774
     Goodwill and other non-current intangible
       assets                                                  16,581              16,581               17,871

     ---------------------------------------------------------------------------------------------------------
                                                      $        22,280       $      20,555        $      19,645
     =========================================================================================================

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


12.  INCOME TAXES (CONTINUED):

     At December 31, 2000, the Company and its subsidiaries have non-capital losses and other tax deductions carryforwards of $57,187 which are available to offset future taxable income. Losses will expire as follows:

     ===========================================================================
                                    Canada      United States    Other countries
     ---------------------------------------------------------------------------
     2003                          $    --            $    --            $ 1,354
     2004                               --                 --              3,734
     2005                               30              1,616              2,204
     2006                              369                397                931
     2007                            4,143                 --                 --
     2010                               --                471                 --
     2018                               --              2,143                 --
     2019                               --                892                 --
     2020                               --              4,302                 --
     Without expiration                248                 --             34,353

     ---------------------------------------------------------------------------
                                   $ 4,790            $ 9,821            $42,576
     ===========================================================================


     The Company has not recognized a future tax liability for the undistributed earnings of its subsidiaries that arose in 2001, 2000 and prior years because the Company currently does not expect those unremitted earnings to reverse and become taxable to the Company in the foreseeable future. A future tax liability will be recognized when the Company expects that it will recover those undistributed earnings in a taxable manner.

     In assessing the ability to realize future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes that it is more likely than not that the Company will realize its future tax assets.

13.  MAJOR CUSTOMER:

     For the thirteen-nine-week periods ended September 30, 2001 and September 30, 2000, and for the years ended December 31, 2000, 1999 and 1998, approximately 44%, 62%, 60%, 62%, and 55%, respectively, of the Company's sales were derived from Nortel Networks. The Company has concentrations of credit risk due to sales to this customer and to other significant customers in the same industry.

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


14.  SEGMENTED INFORMATION:

     The Company's operations fall into one dominant industry segment, the Electronics Manufacturing Services (EMS) Industry, where it serves its major customers on a global basis. Accordingly, the Company is viewed by its management as a global provider of manufacturing services to its customers. Evaluations are not only made of individual plant performances but, most importantly, of worldwide services provided to strategic customers.

     Accounting policies relating to each geographic operating segment are identical to those used for the purposes of the consolidated financial statements. Intersegment sales are made at values which approximate those prevailing in the markets serviced. The point of origin (the location of the selling organization) of revenues and the location of the assets determine the geographic areas.

     =========================================================================================================
                                 Thirty-nine week periods
                                     ended September 30,                     Years ended December 31,
                                ----------------------------        ------------------------------------------
                                        2001            2000           2000             1999              1998
     ---------------------------------------------------------------------------------------------------------
     GEOGRAPHICAL ACTIVITIES

     Revenue:
       Canada

         Domestic                $   325,375     $   338,116    $   874,859     $    207,383       $    84,464
         Export                      284,289         317,228        167,842           98,277            41,419
         Intersegment transfers      192,508         249,893        350,680           44,995            12,336
         -----------------------------------------------------------------------------------------------------
                                     802,712         905,237      1,393,381          350,655           138,219

         United States of
           America                   988,468         723,315      1,050,434          604,423           337,434
         Europe                      299,601         303,059        443,715          248,159           178,458
         Asia                         12,401          14,813         15,989           10,855             1,208
         Intersegment transfers      165,000         213,203        291,211          142,963            33,493
         -----------------------------------------------------------------------------------------------------
                                   1,465,470       1,254,419      1,801,349        1,006,400           550,593

         -----------------------------------------------------------------------------------------------------
                                   2,268,182       2,159,656      3,194,730        1,357,055           688,812

         Elimination of
           intersegment
           transfers                (357,508)       (463,095)      (641,891)        (187,958)          (45,829)

     ---------------------------------------------------------------------------------------------------------
     Total revenue               $ 1,910,674     $ 1,696,561    $ 2,552,839     $  1,169,097       $   642,983
     =========================================================================================================

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


14.  SEGMENTED INFORMATION (CONTINUED):

     =========================================================================================================
                                 Thirty-nine week periods
                                     ended September 30,                   Years ended December 31,
                                ----------------------------    ----------------------------------------------
                                        2001            2000           2000             1999              1998
     ---------------------------------------------------------------------------------------------------------
     Earnings (loss) from
       operations:
         Canada                  $    44,751     $    87,143    $   158,203     $     44,563       $    14,386
         United States of
           America                     7,360          58,885         84,143           42,989            31,514
         Europe                       (8,727)         23,071         36,958           11,276             1,072
         Asia                            759             701          1,290            1,493               (73)
         -----------------------------------------------------------------------------------------------------
                                      44,143         169,800        280,594          100,321            46,899

         Elimination of
           intersegment
           transfers                  23,736         (17,799)       (42,762)          (9,447)            1,267

     ---------------------------------------------------------------------------------------------------------
     Total earnings from
       operations               $     67,879    $    152,001   $    237,832     $     90,874       $    48,166
     =========================================================================================================


     =========================================================================================================
                                                        September 30,                     December 31
                                                                            ----------------------------------
                                                                 2001                2000                 1999
     ---------------------------------------------------------------------------------------------------------
     Capital assets:
         Canada                                       $       152,406       $     157,854        $      52,374
         United States of America                             189,693             169,300               83,209
         Europe                                                67,846              55,962               45,017
         Asia                                                  11,445              12,361                7,430

     ---------------------------------------------------------------------------------------------------------
     Total capital assets                             $       421,390       $     395,477        $     188,030
     =========================================================================================================

     Goodwill:
         Canada                                       $       372,208       $     377,900        $     104,922
         United States of America                             667,437             648,300               52,331
         Europe                                                66,466              70,336               71,378
         Asia                                                   6,137               1,829                1,909

     ---------------------------------------------------------------------------------------------------------
     Total goodwill                                   $     1,112,248       $   1,098,365        $     230,540
     =========================================================================================================

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


14.  SEGMENTED INFORMATION (CONTINUED):

     =========================================================================================================
                                 Thirty-nine week periods
                                     ended September 30,                   Years ended December 31,
                               -----------------------------    ----------------------------------------------
                                        2001            2000           2000             1999              1998
     ---------------------------------------------------------------------------------------------------------
     Customer revenues by
       destination:
         Canada                  $   348,112     $   610,968    $   936,886     $    317,700       $   103,500
         United States             1,205,938         771,262      1,130,144          585,800           354,900
         Europe                      322,198         273,407        405,533          221,300           151,500
         Asia                         34,426          40,924         80,276           44,297            33,083

     ---------------------------------------------------------------------------------------------------------
     Total                       $ 1,910,674     $ 1,696,561    $ 2,552,839     $  1,169,097       $   642,983
     =========================================================================================================


15.  NET CHANGE IN OPERATING ASSETS AND LIABILITIES, NET OF ACQUISITIONS:

     =========================================================================================================
                                 Thirty-nine week periods
                                     ended September 30,                   Years ended December 31,
                                ----------------------------    ----------------------------------------------
                                        2001            2000           2000             1999              1998
     ---------------------------------------------------------------------------------------------------------
     Short-term investments      $     5,973     $        --    $     2,971     $         --       $        --
     Trade receivables               127,362        (191,453)      (248,214)         (81,019)          (50,725)
     Income taxes receivable         (17,938)         (2,767)        (7,656)           2,351            (1,344)
     Inventories                     131,599        (226,565)      (225,753)         (51,533)           (9,294)
     Prepaid expenses                (16,663)            765         (5,744)             357             4,765
     Accounts payable                (71,107)         41,008         (8,078)          43,213            57,938
     Accrued payroll and other
       accrued liabilities           (51,033)         63,587         69,871           10,271            (7,571)
     Income taxes payable            (46,019)         20,806         41,606           15,729            (3,773)

     ---------------------------------------------------------------------------------------------------------
                                 $    62,174     $  (294,619)   $  (380,997)    $    (60,631)      $   (10,004)
     =========================================================================================================


16.  CANADIAN AND UNITED STATES ACCOUNTING DIFFERENCES:

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles ("GAAP") as applied in Canada. The significant differences between Canadian and United States GAAP and their effect on the consolidated financial statements of the Company are described below.

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


16.  CANADIAN AND UNITED STATES ACCOUNTING DIFFERENCES (CONTINUED):

     Consolidated statements of earnings:

     The following table reconciles net earnings as reported in the accompanying consolidated statements of earnings to net earnings that would have been reported had the consolidated financial statements been prepared in accordance with United States GAAP.

     ===================================================================================================================
                                           Thirty-nine week periods
                                               ended September 30,                   Years ended December 31,
                                         -----------------------------    ----------------------------------------------
                                                  2001            2000           2000             1999              1998
     -------------------------------------------------------------------------------------------------------------------
     Net earnings for the period in
       accordance with Canadian
       GAAP                                $     7,965     $    78,384    $   132,758     $     45,172       $    25,418
     Financial instruments (a)                  (3,470)           (447)           694            3,940            (3,715)
     Start-up costs capitalized (b)                808             480            913              617            (4,584)
     Deferred foreign exchange gain
       (loss) on long-term monetary
       items (c)                                 3,054          (2,452)        (3,019)           2,457              (972)
     Future income taxes (d)                      (137)            902            493           (2,511)            3,375

     -------------------------------------------------------------------------------------------------------------------
     Net earnings for the period in
       accordance with United States
       GAAP                                      8,220          76,867        131,839           49,675            19,522

     Other comprehensive income:
         Foreign currency cumulative
           translation adjustment               50,880           6,526          3,463          (14,342)            8,163

     -------------------------------------------------------------------------------------------------------------------
     Comprehensive income for the
       period in accordance with
       United States GAAP                  $    59,100     $    83,393    $   135,302     $     35,333       $    27,685
     ===================================================================================================================

     Earnings per share:
         Basic                             $       0.09    $       1.08   $       1.77    $      0.83        $       0.37
         Diluted                                   0.09            1.05           1.72           0.81                0.36
     ===================================================================================================================

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


16.  CANADIAN AND UNITED STATES ACCOUNTING DIFFERENCES (CONTINUED):

     Consolidated balance sheets:

     The application of US GAAP would have the following effects on the consolidated balance sheet captions as reported:

     ==================================================================================================================
                                             September 30,                             December 31,
                                                                   ----------------------------------------------------
                                                 2001                         2000                         1999
                                      ------------------------     ------------------------    ------------------------
                                           Canada           US          Canada           US         Canada           US
     ------------------------------------------------------------------------------------------------------------------
     Assets
         Future income taxes -
           current (d)                $    28,289  $    27,885     $    33,515  $    33,111    $    14,623  $    14,555
         Other assets (a) (b) (c)          21,531       18,263          24,100       20,440         10,526        8,010
         Future income taxes -
           long-term (d)                   40,669       42,299          33,340       35,107          7,545        8,577
         Goodwill (a)                   1,112,248    1,112,074       1,098,365    1,098,191        230,540      230,540

     Shareholders' Equity
         Retained earnings                275,602      273,386         267,637      265,166        134,879      133,327
     ==================================================================================================================


     The areas of material differences between Canadian and United States GAAP and their impact on the consolidated financial statements are described as follows:

     (a) Under United States GAAP, until December 31, 2000, derivative financial instruments used to hedge the risks associated with future cash flows in foreign currency that were not subject to firm commitments were required to be marked to market and included in the determination of net earnings for the current period. After January 1, 2001, the Company has not designated or documented such derivative financial instruments as hedges and therefore they are required to be recognized at fair value. As a result, under United States GAAP, the Company will record a charge or gain, net of income taxes in earnings to reflect this mark to market. Under Canadian GAAP, these derivative financial instruments are considered as hedges for the future cash flows and are off balance sheet until their maturity. In November 2000, the Company would have recorded an other asset of $268,000 and a corresponding credit to goodwill (net of $94,000 of future income taxes) under United States GAAP to reflect the mark to market of derivatives existing at the acquisition of DY4 Systems Inc.

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


16.  CANADIAN AND UNITED STATES ACCOUNTING DIFFERENCES (CONTINUED):

     (b) Under United States GAAP, start-up costs of entering a new business activity should be charged to earnings as incurred. Under Canadian GAAP, certain costs related to entering a new business activity can be deferred until producing activities of this new business commence. As a result, the costs capitalized in the period under Canadian GAAP less the amortization for that period, net of income taxes, are charged against earnings.

     (c) Under Canadian GAAP, gains or losses arising from translations of foreign currency denominated long-term monetary items that have a fixed or ascertainable life are deferred and amortized over the remaining life of these monetary items. Under United States GAAP, these gains or losses would be included in the determination of net earnings of the current period.

     (d) Represents the related future income tax effect of the adjustments mentioned above.


17.  NET EARNINGS PER SHARE:

     ============================================================================================================
                                            Thirty-nine week
                                              periods ended
                                    ---------------------------
                                    September 30,   September 30,               Years ended December 31,
                                                                   ----------------------------------------------
                                           2001            2000           2000             1999              1998
     ------------------------------------------------------------------------------------------------------------
     Net earnings - basic and
       diluted                      $     7,965     $    78,384    $   132,758     $     45,172       $    25,418
     ============================================================================================================

     Weighted average number
       of outstanding common
       shares (in thousands):
         Basic                           86,292          71,236         74,558           59,830            52,082

     Common shares issuable
       upon exercise of stock
       options                            1,423           2,055          1,966            1,594             1,437

     ------------------------------------------------------------------------------------------------------------
     Weighted average
       share - diluted                   87,715          73,291         76,524           61,424            53,519
     ============================================================================================================

     Earnings per share:
         Basic                      $      0.09     $      1.10    $      1.78     $     0.76         $      0.49
         Diluted                           0.09            1.07           1.73           0.74                0.47
     ============================================================================================================


     Stock options with exercise prices greater than the average fair market price for a period are antidilutive and consequently, are not included in the determination of the number of shares to calculate the diluted earnings per share calculations.

                              C-MAC INDUSTRIES INC.

        (TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS.)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
 (THE INFORMATION AS AT SEPTEMBER 30, 2001 AND FOR THE THIRTY-NINE WEEK PERIODS
         ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 IS UNAUDITED)


17.  NET EARNINGS PER SHARE (CONTINUED):

     During the thirty-nine week periods ended September 30, 2001 and September 30, 2000 and the years ended December 31, 2000, 1999 and 1998, the exercise price for 864,350, 259,850, 70,100, 7,000 and 20,000 options, respectively, were greater than the average fair market value of the Company's common stock and, consequently, was excluded from the diluted calculation.

18.  SUBSEQUENT EVENTS:

     On November 2, 2001, the Company announced the closing of a previously announced transaction with Nortel to supply systems integration, configuration and testing of DMS circuit-switching products, as well as related supply chain services.

     On August 8, 2001, the Company entered into a combination agreement with Solectron Corporation to combine the two companies which was amended on September 7, 2001. Under the plan of arrangement, the holders of Company's common shares will receive as consideration for each of the Company's common share held, subject to certain conditions, 1.755 shares of Solectron Corporation common stock or 1.755 exchangeable shares of a Canadian subsidiary of Solectron Corporation that are exchangeable into shares of Solectron Corporation's common stock. Only Canadian resident shareholders of the Company are entitled to receive exchangeable shares. The transaction was completed on December 3, 2001.